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                                                                   Exhibit 10.11


                             SECURED PROMISSORY NOTE
                             -----------------------


$350,000                                                        October 14, 1999
                                                             Seattle, Washington

     For value received, Glenn Ballman, an individual residing in the State of Washington ("Ballman"), promises to pay to Onvia.com, Inc., a Washington
             -------
corporation (the "Holder"), the principal sum of Three Hundred Fifty Thousand
                  ------
Dollars ($350,000). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to six percent (6%) per annum, compounded annually. This Note is subject to the following terms and conditions.

     1. Maturity. Principal and any accrued but unpaid interest under this Note
        --------
shall be due and payable upon demand by the Holder at any time after the earlier to occur of (i) October 14, 2004, (ii) the expiration of any contractual lock-up period after the Holder's initial public offering of its common stock (the "IPO") (if Ballman is a selling shareholder in such IPO or, if Ballman is not a
 ---
selling shareholder in such IPO, in Holder's next registered public offering of its securities in which Ballman is a selling shareholder), or (iii) the expiration of any contractual lock-up period or other lock-up period imposed under the Securities Act of 1933, as amended, with respect to shares received by Ballman in exchange for his shares of Holder's Common Stock in connection with an acquisition of Holder. The entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon will be forgiven and this Note will be cancelled in its entirety upon the earlier to occur of (A) the insolvency of Ballman or Holder, (B) the commission of any act of bankruptcy by Ballman or Holder, (C) the execution by Ballman or Holder of a general assignment for the benefit of creditors, (D) the filing by or against Ballman or Holder of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or (E) the appointment of a receiver or trustee to take possession of the property or assets of Ballman or Holder.

     2. Payment. All payments shall be made in lawful money of the United States
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of America at such place as the Holder hereof may from time to time designate in writing to Ballman. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.

     3. Transfer; Successors and Assigns. The terms and conditions of this Note
        --------------------------------
shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of Ballman, except for transfers to affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued
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to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     4. Governing Law. This Note and all acts and transactions pursuant hereto
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and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

     5. Notices. Any notice required or permitted by this Note shall be in
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writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     6. Amendments and Waivers. Any term of this Note may be amended only with
        ----------------------
the written consent of Ballman and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon Ballman, the Holder and each transferee of the Note.

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     7. Security Interest. This Note is secured by certain assets of Ballman in
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accordance with a separate Pledge Agreement (the "Pledge Agreement") of even
                                                  ----------------
date herewith between Ballman and the Holder. In case of an Event of Default (as defined in the Pledge Agreement), the Holder shall have the rights set forth in the Pledge Agreement.


                                        GLENN BALLMAN:


                                        By:  /s/ Glenn Ballman
                                             -----------------------------------
                                        Address:  1000 Dexter Avenue
                                                  Suite 400
                                                  Seattle, WA  98104



AGREED TO AND ACCEPTED:

ONVIA.COM, INC.

By:  /s/ Mark Calvert
    ------------------------------
Name: ____________________________
                    (print)
Title:  __________________________

Address: 1000 Dexter Avenue
         Suite 400
         Seattle, WA  98104

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